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FOR IMMEDIATE RELEASE

China Energy Recovery Announces Record
Backlog Orders for Rest of 2008

Contracts for rest of 2008 total more than RMB 115M ($16 million USD)
Total value of contracts up nearly 115% year-over-year

SHANGHAI, CHINA - September 12, 2008 - China Energy Recovery, Inc. (OTCBB: CGYV) ("China Energy Recovery" or "CER"), a leader in the waste-heat recovery sector of the alternative energy industry, today announced that the company expects to hit record backlog orders for its fiscal year 2008. With sharply increased interest in efficient energy use and cleaner emissions from industrial facilities spreading to customers both inside China as well as neighboring regions, CER expects to reach record revenues for 2008 with the outlook toward 2009 continuing in an upward trend.

“We’re very pleased to see such widespread and growing interest in our systems,” stated China Energy Recovery CEO, Mr. Qinghuan Wu. “Our product is catching on with customers in our traditional sectors such as industrial chemicals, but we’re also experiencing considerable growth in new industries such as bio-mass. And we expect our markets to continue to expand.”

Total contract values for backlog orders received and expected to be completed during 2008 are currently approaching RMB 115 million ($16 million USD), nearly a 115% increase over the same period in 2007 with backlog orders valued at RMB 53.8 million ($7 million USD). CER’s systems have been installed in over 100 manufacturing facilities in China and other countries including Egypt, Turkey, Korea, Vietnam and Malaysia. The systems have primarily been designed for chemical manufacturing, refining, paper mills, etc. The systems are also adaptable to metallurgy and coking industries.

China is emerging as one of the world’s largest consumers and generators of energy, with a generation capacity of 622 GW at the end of 2006. In that year, power generation grew 13.5% to 2,834 billion kWh, with nearly 80% of power generation coming from coal (76%) and natural gas (3%). Forecasts indicate the need for many more power plants to meet future demand, creating a further burden on the environment and limited natural resources. In order to meet demand without further increasing pollution, we anticipate that China will need to invest in energy-efficiency technologies. Recovery systems are proving a very adaptable solution to an ever-increasing problem.

Advantages for installing systems such as those CER produces include: reducing energy costs by producing 2-3 times the useable energy from the same fuel, reducing pollution by eliminating a number of toxic combustible wastes such as carbon monoxide gas, sour gas and carbon black off gases and capturing carbon that can be reused in the recovery process and monetized through the sale of carbon credits. The systems can also help reduce the sizes of equipment used as they reduce fuel consumption, leading to reduction of flue gas and reduction in equipment sizes of all handling equipment such as fans, ducts and burners can be achieved. Also, with the reduction in equipment sizes, additional benefits can be realized in the form of reduced auxiliary energy consumption.

From a clean, alternative energy generating perspective, CER’s technology generates power at a small fraction of the cost of other leading clean energy technologies. For example, for the cost of a solar energy system producing up to 54 MW of power that would normally cost upwards of $200 million, CER has installed a waste-heat recovery system with the same power generation capacity for as little as $12 million. The systems are designed for the Chinese market, but the company is finding customers globally interested in energy savings and more efficient and cleaner use of the energy they consume.

    As the numbers presented represent backlog orders estimated to be completed in 2008 based on contracts signed as of the press release date, the actual revenue realized through the end of year is subject to the completion of all these orders in 2008. The company acknowledges that there may be cases where there would be causes which are out of the company's control, such as those by customers, that would lead to delay in the completion of these orders, thereby affecting the revenue generated for the company in 2008. The numbers presented are contract values which also include 17% value added tax and the retainage amounts for product warranty purpose which are usually 5-10% of the contract values and will be recognized as deferred revenues.

What is Energy Recovery?

Industrial facilities and power plants release significant amounts of excess heat into the atmosphere in the form of hot exhaust gases or high pressure steam. Energy recovery is the process of recovering vast amounts of that wasted energy and converting it into usable electricity, dramatically lowering energy costs. Energy recovery systems are also capable of capturing the majority of carbon emissions and other harmful pollutants that would otherwise be released into the environment. It is estimated that energy recovery systems installed in U.S. industrial facilities could produce up to 20% of U.S. electricity needs without burning any additional fossil fuel, and could help many industries to meet stringent environmental regulations.

About China Energy Recovery, Inc.

CER is an international leader in energy recovery systems, with a primary focus on the Chinese market. CER's technology captures industrial waste energy to produce low-cost electrical power, enabling industrial manufacturers to reduce their energy costs, shrink their emissions footprint, and generate sellable emissions credits. CER has deployed its systems throughout China and in such international markets as: Egypt, Turkey, Korea, Vietnam and Malaysia. CER focuses on numerous industries in which a rapid payback on invested capital is achieved by its customers, including: chemical, petro-chemicals, refining (including Ethanol refining), coke processing, and the manufacture of paper, cement and steel. CER continues to invest in R&D and plans to build China's first state-of-the-art energy recovery system research and fabrication facility to allow it to meet the increased demand for its products and services. For more information on CER, please visit: http://www.chinaenergyrecovery.com/s/Home.asp. Information on CER's website does not comprise a part of this press release.

Forward-Looking Statement Disclaimer

This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors that CER believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of CER and may not materialize, including, without limitation, the efficacy and market acceptance of CER's products and services, and CER's ability to successfully complete orders and collect revenues therefrom. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, CER does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in CER's filings with the SEC, including CER's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2008.

Cautionary Note About Financial Projections

The financial projections for future periods contained herein were made with input from CER's senior management and were not the result of a detailed budgeting process. These projections are based on management’s expectations and numerous assumptions and CER makes no representations or warranties as to the accuracy of the projections or the assumptions. This information represents CER's current estimate of the operating and financial results which CER would achieve if certain assumptions are realized. These assumptions relate primarily to CER's ability to successfully complete product orders and collect revenues therefrom, among other factors. These assumptions may be affected by a number of risks and uncertainties, many of which are wholly or partially beyond the Company's control, and, accordingly, there can be no assurance that any of these assumptions will be realized. These risks and uncertainties include, among others, those identified within CER's filings with the SEC, including CER's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21. Accordingly, THE PROJECTIONS ARE PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY, AND THE RESULTS CONTAINED IN THE PROJECTIONS ARE BY NO MEANS GUARANTEED. As a result, there can be no assurance that CER will achieve the financial results that are described herein.

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